EXHIBIT 3.2

                                  EXHIBIT 3.03
                                    BY-LAWS
                                       OF
                                    DIM INC
                                   ARTICLE I
                                    OFFICES

     Section 1. The principal office of the Corporation shall be located in the state of Nevada. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the laws of the State of Nevada, to be maintained in the State of Nevada, may be but need not be identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                            MEETING OF SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of shareholders shall be held at the principal office of the first Monday in March, at 10:00 am, or at such other times and places as the Board of Directors may from time to time determine. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first business day thereafter. In the event of a change in the time, date, or place of the annual meeting, the Secretary shall serve personally, or by mail, a written notice thereof, not less than ten (10) nor more than fifty (50) days previous to meeting, addressed to each shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders shall be present, or at which all shareholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section 2. SPECIAL MEETINGS. Special meetings of shareholders, other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders present, or at which shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of shareholders whenever so requested in writing by shareholders representing not less than ten percent (10%) of the capital stock of the Corporation entitled to vote at the meeting of shareholders upon ten (10) days notice. No business, other than that specified in the call for the meeting, shall be transacted at any special meeting of the shareholders, except upon the unanimous consent of all the shareholders entitled to notice thereof.

     Section 3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed, for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board

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of Directors declaring such dividend is adopted, as the case may be, shall the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 4. VOTING. At all meetings of the shareholders of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder of the books of the Corporation. Votes may be cast in person or by written authorized proxy.

     Section 5. PROXY. Each proxy must be executed in writing by the shareholder of the Corporation of his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution.

     Every proxy shall be revocable at the discretion to the person executing it or of his person representatives or assigns upon written notice given to the Secretary of the corporation.

     Section 6. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by is in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 7. ELECTION OF DIRECTORS. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. There shall be no cumulative voting.

     Section 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

     If a quorum shall not be present or represented, the shareholders entitled to a vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At such re-scheduled meeting at which a quorum shall be present or represented, any business or any specified item of business may be transacted which might have been transacted at the meeting originally notified.

     The number of votes or consents or the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of shareholders, including amendments to the Articles of Incorporation, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy.

     Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may

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be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of three (3) members. Thereafter, the number of Directors may be increased to not more than seven (7) by resolution of the Board of Directors.

     Directors need not be shareholders and need not be residents of the state of Nevada.

     Section 2. ELECTION. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose.

     Section 3. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, except as herein provided in
Section 10, regularly covered, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Nevada.

     Section 4. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and at such other time and place as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two directors.

     Section 5. NOTICE OF MEETINGS. Notice of meetings other than the regular annual meeting, shall be given by service upon each director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Any Director may waive notice of any meeting under the provisions of
Article XI. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

     Section 6. VOTING. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 7. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining directors.

     Section 8. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed, with or without cause, at any time, by a vote of the shareholders holding a majority of the stock, at any special meeting called for that purpose.

     Section 9. QUORUM. The number of Directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

     The number of votes of Directors that shall be necessary for the transaction of any business or any specified item of business shall be a majority.

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     If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

     Section 10. EXECUTIVE COMMITTEE. By resolution of the Board of Directors, and at their option, the Directors may designate an Executive committee which includes at least one (1) Director, to manage and direct the daily affairs of the Corporation. Said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors as if the Board of Directors were regularly convened, except that the Executive Committee shall not have authority to amend these By-Laws.

     At all meetings of the Executive Committee, each member shall have one vote, and the act of a majority of the members present at a meeting at which quorum is present shall be the act of the executive committee members who shall be present at any meeting of the Executive Committee in order to constitute a quorum for the transaction of any business or any specified item of business.

     The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business shall be a majority.

     Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director, either in cash, its equivalent, or in shares of stock of the Company. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken unless his dissent shall be entered in the minutes of the meetings or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. NUMBER. The officers of this Corporation shall be: President, Vice-President, Secretary and Treasurer.

     With respect to the officer of Vice President, the Company may have any number of Vice Presidents, as directed by the Board of Directors.

     Any officer may hold more than one office.

     Section 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the shareholders, and shall hold office for the term of one year or until their successors are fully elected. Officers need not be members of the Board of Directors.

     The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

     Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

                                   PRESIDENT

     The President shall preside at all meetings of the Board of Directors and shareholders.

     He shall present at each annual meeting of the shareholders and Directors a report of the condition of the business of the Corporation.

     He shall cause to be called regular and special meetings of the shareholders and Directors in accordance with these By-Laws. He shall appoint and remove, employ and discharge, and fix the

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compensation of all servants, agents employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

     He shall sign and make all contracts and agreements in the name of the Corporation.

     He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

     He shall sign all certificates of stock, notes, drafts or bills of exchange; warrants or other orders for the payment of money duly drawn by the Treasurer.

     He shall enforce these By-Laws and preform all of all the duties incident to the position and office, and which are required by law.

                                 VICE-PRESIDENT

     During the absence or inability of the President to render and preform his duties or exercise his powers, as set forth in these By-Laws or in the laws under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                   SECRETARY

     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholder in appropriate books.

     He shall give and serve all notices of the Corporation.

     He shall be custodian of the records and of the seal and affix the latter when required.

     He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid in; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during such shareholder to make extracts from said books to the extent prescribed by law.

     He shall sign all certificates of stock.

     He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

     He shall attend to all correspondence and perform the duties incident to the office of Secretary.

                                   TREASURER

     The Treasurer shall have the care and custody of, and be responsible for, all the funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies, or safe deposit vaults as the Board of Directors may designate.

     He shall exhibit at all reasonable times his books and accounts to any director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

     He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the shareholders.

     He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and other such books of account as the Board of Directors may require.

     He shall do and perform all duties appertaining to the office of Treasurer.

     Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

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     Section 5.  VACANCIES, HOW FILLED.  All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. In the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, The Board may, except as specifically otherwise provided in these By-Laws, delegate the powers of such officers to any other officer of Director for the time being, provided a majority of the entire Board concur therein.

     Section 6. COMPENSATION OF OFFICERS. The Officers shall receive such salary or compensation as may be determined by the Board of Directors.

     Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                   ARTICLE V
                             CERTIFICATES OF STOCK

     Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

     Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the annual meeting of the shareholders.

     Section 3. LOST CERTIFICATES. If a shareholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may direct, at its discretion, that a new certificate or certificates be issued, upon the making of an affidavit or that fact by the person claiming the certificate of stock to be lost or destroyed and upon the deposit of an open ended bond or other indemnity in such form and with such sureties, if any, as the board may require.

                                   ARTICLE VI
                                 CORPORATE SEAL

     Section 1.  SEAL.  The seal of the Corporation shall be as follows:

                                  ARTICLE VII
                                   DIVIDENDS

     Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

     Section 2. RESERVE. The Board of Directors may set aside out of the net profits of the Corporation available for dividends such sum or sums, before payment or any dividend, as the Directors, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive or modify any such reserve in the manner in which it was created.

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                                  ARTICLE VIII
                                INDEMNIFICATION

     Section 1. INDEMNIFICATION. Any person made a party or involved in any civil, criminal or administrative action, suit, or proceeding by reason or the fact that he or his testator or intestate is or was director, officer, or employee of the Corporation, or of any Corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit, or proceeding that such officer, director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment or money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceeding, except amounts paid to the Corporation or such other corporation by him. A judgement or conviction whether based on pleas of guilty or nolo contendre or its equivalent, or after trial, shall not of itself be deemed an adjudication that such director, officer, or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth from time to item in the By-Laws, by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority or the quorum of the Board of Directors of the Corporation, without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of shareholders and directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority for the quorum of the Directors entitled to vote at any meeting; or (e) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the Corporation and the other persons above-mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Laws, Agreement, vote of shareholders, provision of law, or otherwise, in addition to their rights under this Article. The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a director, officer or employee of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

     Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of directors called for the purpose, provided a quorum of the directors, as provided by law and by the Articles of Incorporation, are present at such regular meeting or special meeting. These By-Laws and any amendments thereto and new By-Laws added by the directors may be amended, altered or replaced by the shareholders at any such annual or special meeting of the shareholders.

                                   ARTICLE X
                                  FISCAL YEAR

     Section 1.  FISCAL YEAR.  The fiscal year shall end June 30th.

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                                   ARTICLE XI
                                WAIVER OF NOTICE

     Section 1. WAIVER NOTICE. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the item stated therein, shall be deemed equivalent to the giving of such notice.

     These By-Laws approved and adopted at a meeting of the Board of Directors on 1st day of October.
                                     /s/  JAMES BLACKBURN
                                          James Blackburn, President

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     (1)  That I am the duly elected and acting Secretary of DIM INC;

     (2) That the foregoing By-Laws comprised of XI Articles, constitute the By-Laws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 1st day of October, 1988.
                                          /s/ PETER N. WILLIAMS
                                          Peter N. Williams, Secretary

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